Exhibit 99.2

Citigroup Inc.

EUR 1,500,000,000 1.375% Fixed Rate Notes due 27 October 2021

under the

Programme for the issuance of Euro Medium-Term Notes, Series B

1.	Specified Currency:	Euro (“EUR”)

2.	Aggregate Nominal Amount of the Series:	EUR 1,500,000,000

3.	Issue Price	98.949%. of the Aggregate Nominal Amount

4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000

	(ii) Calculation Amount:	EUR 1,000

5.	Issue Date:	27 October 2014

6.	Maturity Date:	27 October 2021

7.	Interest Basis:	1.375% Fixed Rate

8.	Redemption/Payment Basis:	Redemption at par

9.	Put/Call Options:	Not Applicable

10.	Status of the Notes:	Senior

PROVISIONS RELATING TO INTEREST PAYABLE

111.	Fixed Rate Note Provisions:	Applicable

	(i) Rate of Interest:	1.375% per annum payable annually in arrears

	(ii) Interest Payment Dates:	27 October in each year from, and including, 27 October 2015 to, and including, 27 October 2021

	(iii) Fixed Interest Amount:	EUR 13.75 per Calculation Amount

	(iv) Day Count Fraction:	Actual/ Actual (ICMA)

12.	Final Redemption Amount:	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES

13.	Form of Notes:	Registered Notes:

Global Registered Note exchangeable for Individual Note Certificates in the limited circumstances specified in the Global Registered Note

14.	Additional Financial Center relating to Payment Dates:	London

LISTING AND ADMISSION TO TRADING

	Listing:	Luxembourg

15.	OPERATIONAL INFORMATION

	ISIN Code:	XS1128148845

	Common Code:	112814884